UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2008, TopSpin Medical, Inc. (the “Company”) and the Ziv Haft Trust Company Ltd., the Co-Trustee of the Series A Debentures, reached an agreement (the “Settlement Agreement”) as previously disclosed by the Company in current reports filed on Form 8-K as well as in the quarterly report on Form 10-Q for the quarter ended June 30, 2008.

In order for the Settlement to become effective, the Company needed to secure certain conditions, including the approval of the Tel Aviv Stock Exchange for listing for trade of the additional shares to be issued to the holders of the Series A Debentures in connection with a revised indenture (the “Supplemental Indenture”). On Thursday, September 25, the Tel Aviv Stock Exchange approved the listing for trade of the additional shares to be issued pursuant to the Supplemental Indenture, the Supplemental Indenture was executed by the Company, Wilmington Trust Company (in its capacity as Trustee of the Series A Debentures), and the Co-Trustee and all of the abovementioned conditioned were fulfilled. The Supplemental Indenture, which supplements the original indenture governing the Series A Debentures executed on July 10, 2007 (the “Indenture”), provides that every 1.00 NIS of principal amount of Convertible Bonds held by an Eligible Bondholder (as defined in the Settlement Agreement), will be converted into a right to receive from the Company nine (9) shares of Common Stock and 0.25 NIS in cash, all under the terms set in the Settlement Agreement (the “Conversion”). Upon consummation of the Conversion, the Convertible Bonds will be deemed cancelled, delisted from trade and become null and void and the Indenture will terminate (except for certain provisions that survive termination).

The Effective Date (as defined in the Settlement Agreement) for the Conversion of the Convertible Bonds pursuant to Section 1.1 of the Settlement Agreement will be October 6, 2008. The Conversion to Shares Date for the Entitled Bondholders will be October 12, 2008 and the Date of Payment in Cash (each as defined in the Settlement Agreement) will be October 15, 2008.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of that agreement.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
4.1	Supplemental Indenture by and between TopSpin Medical, Inc., Wilmington Trust Company, and the Ziv-Haft Trust Company, dated September 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: September 29, 2008

By: /s/ Tami Sharbit-Bachar
Title: Director of Finance and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Supplemental Indenture by and between TopSpin Medical, Inc., Wilmington Trust Company, and the Ziv-Haft Trust Company, dated September 25, 2008